Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	October 27, 2005
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

THIRD QUARTER EARNINGS INCLUDING IMPACT OF HURRICANE KATRINA

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its net income for the three-month period ended September 30, 2005 was $8.3 million, or $.15 per diluted share, as compared to $37.8 million, or $.62 per diluted share, during the third quarter of 2004. Net revenues increased 6% to $971 million during the third quarter of 2005 as compared to $914 million during the quarter ended September 30, 2004.

Net income was $228.6 million, or $3.73 per diluted share, during the nine-month period ended September 30, 2005 as compared to $132.3 million, or $2.14 per diluted share, during the nine-month period of 2004. Net revenues increased 9% to $2.97 billion during the nine-month period ended September 30, 2005 as compared to $2.73 billion during the prior year nine-month period.

As previously announced, our Methodist Hospital (“Methodist”) and Lakeland Medical Pavilion (“Lakeland”) located in New Orleans, Louisiana and Chalmette Medical Center (“Chalmette”) and Virtue Street Pavilion located in Chalmette, Louisiana all suffered substantial damage from Hurricane Katrina. All facilities remain closed and non-operational as we continue to assess the damage and the likely recovery period for the facilities and surrounding communities.

The majority of the real estate assets of Chalmette are leased by us from Universal Health Realty Income Trust and according to the terms of the lease in such circumstances, we have the obligation to: (i) restore the property to substantially the same condition existing before the damage; (ii) offer to acquire the property in accordance with the terms of the lease, or; (iii) offer a substitution property equivalent in value to Chalmette.

Included in our financial results for the three-month period ended September 30, 2005 are the following items:

•	a combined after-tax charge of $78.1 million ($128.9 million pre-tax and pre-minority interest) to reflect the impact of the Hurricane related expenses which include: (i) the write-down of the destroyed or damaged depreciable assets of each facility; (ii) a charge to reflect our estimated obligation pursuant to the terms of the lease on the Chalmette facility; (iii) asset impairment charges resulting from the Hurricane to further reduce the carrying-values of the depreciable real estate assets of Methodist and Lakeland to their estimated net realizable values, and; (iv) various other expenses incurred in connection with the Hurricane and its aftermath such as salaries, wages and benefits paid to employees of the facilities after the storm, an increase in the provision for doubtful accounts of these facilities, and other expenses incurred in connection with the patients, employees and properties of each facility;

•	after-tax Hurricane related insurance recoveries of $49.8 million ($81.7 million pre-tax and pre-minority interest) reflecting our preliminary estimate of the minimum level of probable commercial insurance proceeds;

•	$8.2 million of after-tax income ($13.0 million pre-tax) consisting primarily of the net combined prior period effect of supplemental reimbursements received from certain states and contractual settlements.

Reported income from continuing operations for the three-month period ended September 30, 2005 was $9.5 million, or $.17 per diluted share, as compared to $39.4 million, or $.64 per diluted share, during the three-month period ended September 30, 2004. Reported income from continuing operations for the nine-month period ended September 30, 2005 was $100.8 million, or $1.71 per diluted share, as compared to $126.2 million, or $2.05 per diluted share, during the nine-month period ended September 30, 2004.

Excluding the above-mentioned items included in our financial results for the three-month period ended September 30, 2005 and adjusting the other periods presented for the items listed on the attached Schedules of Non-GAAP Supplemental Consolidated Statements of Income Information, our adjusted income from continuing operations was $29.6 million, or $.54 per diluted share, during the third quarter of 2005 as compared to $40.8 million, or $.66 per diluted share, during the third quarter of 2004. Our adjusted income from continuing operations was $123.9 million, or $2.07 per diluted share during the nine-month period ended September 30, 2005 as compared to $126.0 million, or $2.05 per diluted share, during the prior year nine-month period.

Since our above mentioned facilities located in Louisiana have been closed since the Hurricane and therefore no revenues have been reflected in the accompanying financial statements for the post-hurricane period, we have excluded these facilities from the following information for the period of September 1st through September 30th of 2005 and 2004. At our acute care hospitals owned during both periods, inpatient admissions increased 2.4%, patient days increased 0.3%, revenues increased 4.9% and revenue per adjusted patient day increased 3.9% during the 2005 third quarter, as compared to the comparable prior year quarter. At our behavioral health hospitals owned in both periods, inpatient admissions increased 8.2%, patient days increased 5.1%, revenues increased 10.0%, and revenue per adjusted patient day increased 5.1% during the third quarter of 2005 as compared to the comparable prior year quarter.

Our consolidated operating margin decreased to 13.0% during the three-month period ended September 30, 2005 as compared to 14.2% during the same quarter in the prior year. At our acute care hospitals owned during both three-month periods ended September 30, 2005 and 2004, the operating margin decreased to 11.8% during the third quarter of 2005 from 16.4% during the third quarter of the prior year. The operating margin at our behavioral health hospitals owned during both three-month periods increased to 22.7% during the third quarter of 2005 from 22.2% during the comparable quarter of the prior year.

The large majority of the decrease in our adjusted income from continuing operations during the third quarter of 2005, as compared to the comparable prior year quarter, and in the operating margin at our acute care hospitals owned during both three-month periods, can be attributed to an increase in the level of uninsured patients at our acute care facilities and to a continued decline in the operating performance of our two acute care hospitals located in the McAllen/Edinburg, Texas market. The increase in the level of uninsured patients at our acute care facilities resulted in a significant increase in our provision for doubtful accounts and charity care provided during the third quarter of 2005 as compared to the comparable prior year quarter. Our hospitals in the McAllen/Edinburg market continue to experience a decrease in the combined admissions, patient days and payer mix resulting primarily from continued intense competition from a physician-owned hospital in the market.

During the third quarter, we repurchased 1.27 million of our shares at an average price of $52.70 per share. We also previously announced that our Board of Directors authorized an additional 2.0 million share repurchase program to supplement the 2.1 million shares remaining under previous authorizations.

We will hold a conference call for investors and analysts at 9:00 a.m. Eastern Time on October 28, 2005. The dial-in number is 1-877-648-7971. A digital recording of the conference call will be available two hours after the completion of the conference call on October 28, 2005 and will continue through midnight on November 4, 2005. The recording can be accessed by calling 1-800-642-1687 and entering the conference ID number of 1205569. This call will also be available live over the internet at our web site at www.uhsinc.com.

Universal Health Services, Inc. is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE: UHT). For additional information on the Company, visit our website: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in “Forward-Looking Statements and Risk Factors” on pages 17 and 18 of our Form 10-Q for the quarterly period ended June 30, 2005), may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted income from continuing operations, adjusted income from continuing operations per diluted share, adjusted net income, adjusted net income per diluted share, adjusted operating income and adjusted operating margin, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of items that are nonrecurring or non-operational in nature such as property write-downs, gains on sales of assets and businesses or other amounts reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this Report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2004. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance. Below are Schedules of Non-GAAP Supplemental Consolidated Income Statement Information which reconcile these measures to net income for the periods presented.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
Net revenues	$970,772	$914,093	$2,968,305	$2,726,713
Operating charges:
Salaries, wages and benefits	395,938	374,221	1,210,175	1,115,014
Other operating expenses	229,119	216,375	694,991	637,605
Supplies expense	117,127	113,715	369,787	342,820
Provision for doubtful accounts	102,734	79,907	280,620	237,708
Depreciation and amortization	38,552	37,353	116,236	105,695
Lease and rental expense	14,688	15,257	45,443	45,405
Hurricane related expenses	128,895	—	128,895	—
Hurricane insurance recoveries	(81,709)	—	(81,709)	—

	945,344	836,828	2,764,438	2,484,247

Income before interest expense, minority interests andincome taxes	25,428	77,265	203,867	242,466

Interest expense, net	6,404	9,351	24,530	28,277
Minority interests in earnings of consolidated entities	6,673	5,595	22,518	14,305
Minority interests in hurricane related expenses and insurance recoveries	(2,659)	—	(2,659)	—

Income before income taxes	15,010	62,319	159,478	199,884

Provision for income taxes	5,531	22,967	58,677	73,638

Income from continuing operations	9,479	39,352	100,801	126,246

Income (loss) from discontinued operations, net of income taxexpense (a)	(1,160)	(1,507)	127,770	6,072

Net income	$8,319	$37,845	$228,571	$132,318

Basic earnings (loss) per share: (b)
From continuing operations	$0.17	$0.68	$1.79	$2.19
From discontinued operations	(0.02)	(0.03)	2.27	0.10

Total basic earnings per share	$0.15	$0.65	$4.06	$2.29

Diluted earnings (loss) per share: (b)
From continuing operations	$0.17	$0.64	$1.71	$2.05
From discontinued operations	(0.02)	(0.02)	2.02	0.09

Total diluted earnings per share	$0.15	$0.62	$3.73	$2.14

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
(a) Calculation of income from discontinued operations, net of income tax:

(Loss) income from operations	$(1,825)	$(5,437)	$2,608	$4,677
Gains on divestitures	—	3,073	186,220	5,411

(Loss) income from discontinued operations, pre-tax	(1,825)	(2,364)	188,828	10,088
Income tax benefit (provision)	665	857	(61,058)	(4,016)

(Loss) income from discontinued operations, net of income tax expense	$(1,160)	$(1,507)	$127,770	$6,072

(b) Earnings per share calculation:

Basic:
Income from continuing operations	$9,479	$39,352	$100,801	$126,246
Less: Dividends on unvested restricted stock, net of taxes	(26)	(28)	(81)	(84)

Income from continuing operations - basic	$9,453	$39,324	$100,720	$126,162
(Loss) income from discontinued operations	(1,160)	(1,507)	127,770	6,072

Net income - basic	$8,293	$37,817	$228,490	$132,234

Weighted average number of common shares - basic	54,682	57,791	56,210	57,659

Basic earnings (loss) per share:
From continuing operations	$0.17	$0.68	$1.79	$2.19
From discontinued operations	(0.02)	(0.03)	2.27	0.10

Total basic earnings per share	$0.15	$0.65	$4.06	$2.29

Diluted:
Income from continuing operations	$9,479	$39,352	$100,801	$126,246
Less: Dividends on unvested restricted stock, net of taxes	(26)	(28)	(81)	(84)
Add: Debenture interest, net of taxes	—	2,333	7,196	6,906

Income from continuing operations - diluted	$9,453	$41,657	$107,916	$133,068
(Loss) income from discontinued operations	(1,160)	(1,507)	127,770	6,072

Net income - diluted	$8,293	$40,150	$235,686	$139,140

Weighted average number of common shares	54,682	57,791	56,210	57,659
Add: Shares for conversion of convertible debentures	—	6,577	6,577	6,577
Other share equivalents	466	542	476	754

Weighted average number of common shares and equiv. - diluted	55,148	64,910	63,263	64,990

Diluted earnings (loss) per share:
From continuing operations	$0.17	$0.64	$1.71	$2.05
From discontinued operations	(0.02)	(0.02)	2.02	0.09

Total diluted earnings per share	$0.15	$0.62	$3.73	$2.14

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2005	December 31, 2004
Assets:
Cash and cash equivalents	$82,156	$33,125
Accounts receivable, net	505,366	552,538
Other current assets	103,663	90,392
Hurricane insurance recoveries receivable	81,709	—
Property, plant and equipment, net	1,312,351	1,448,066
Other assets	655,998	765,852
Assets held for sale	1,782	132,870

Total Assets	$2,743,025	$3,022,843

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$3,873	$16,968
Liabilities held for sale	—	11,116
Other current liabilities	522,435	441,572
Other noncurrent liabilities	259,033	243,617
Long-term debt	528,302	852,229
Deferred income taxes	43,981	50,212
Minority interest	161,404	186,543
Stockholders’ equity	1,223,997	1,220,586

Total Liabilities and Stockholders’ Equity	$2,743,025	$3,022,843

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information

For the Three Months Ended September 30, 2005 and 2004

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30, 2005		Three months ended September 30, 2004
Net revenues	$970,772	100.0%	$914,093	100.0%

Operating charges:
Salaries, wages and benefits	395,938	40.8%	374,221	40.9%
Other operating expenses	229,119	23.6%	216,375	23.7%
Supplies expense	117,127	12.1%	113,715	12.4%
Provision for doubtful accounts	102,734	10.6%	79,907	8.7%

	844,918	87.0%	784,218	85.8%

Operating income/margin	125,854	13.0%	129,875	14.2%

Lease and rental expense	14,688		15,257
Minority interests in earnings of consolidated entities	6,673		5,595

Earnings before depreciation and amortization, interest expense, and income taxes (“EBITDA”)	104,493		109,023

Hurricane related expenses	128,895		—
Hurricane insurance recoveries	(81,709)		—
Minority interests in hurricane related expenses and insurance recoveries	(2,659)		—
Depreciation and amortization	38,552		37,353
Interest expense, net	6,404		9,351

Income before income taxes	15,010		62,319

Provision for income taxes	5,531		22,967

Income from continuing operations	9,479		39,352

Loss from discontinued operations, net of income taxes	(1,160)		(1,507)

Net income	$8,319		$37,845

	Three months ended September 30, 2005		Three months ended September 30, 2004
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Income from Continuing Operations
Income from continuing operations	$9,479	$0.17	$39,352	$0.64
Add: Hurricane related expenses, net of minority interests and income taxes	78,064	1.42	—	—
Less: Hurricane related insurance recoveries, net of minority interests and income taxes	(49,758)	(0.90)	—	—
Less: Prior period effect of supplemental reimbursements received from certain states and contractual settlements	(8,201)	(0.15)	—	—
Add: Hurricane related expenses, net of income taxes	—	—	1,474	0.02

Adjusted income from continuing operations	$29,584	$0.54	$40,826	$0.66

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information

For the Nine Months Ended September 30, 2005 and 2004

(in thousands, except per share amounts)

(unaudited)

	Nine months ended September 30, 2005		Nine months ended September 30, 2004
Net revenues	$2,968,305	100.0%	$2,726,713	100.0%

Operating charges:
Salaries, wages and benefits	1,210,175	40.8%	1,115,014	40.9%
Other operating expenses	694,991	23.4%	637,605	23.4%
Supplies expense	369,787	12.5%	342,820	12.6%
Provision for doubtful accounts	280,620	9.5%	237,708	8.7%

	2,555,573	86.1%	2,333,147	85.6%

Operating income/margin	412,732	13.9%	393,566	14.4%

Lease and rental expense	45,443		45,405
Minority interests in earnings of consolidated entities	22,518		14,305

Earnings before depreciation and amortization, interest expense, and income taxes ("EBITDA")	344,771		333,856

Hurricane related expenses	128,895		—
Hurricane insurance recoveries	(81,709)		—
Minority interests in hurricane related expenses and insurance recoveries	(2,659)		—
Depreciation and amortization	116,236		105,695
Interest expense, net	24,530		28,277

Income before income taxes	159,478		199,884

Provision for income taxes	58,677		73,638

Income from continuing operations	100,801		126,246

Income from discontinued operations, net of income taxes	127,770		6,072

Net income	$228,571		$132,318

	Nine months ended September 30, 2005		Nine months ended September 30, 2004
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Income from Continuing Operations
Income from continuing operations	$100,801	$1.71	$126,246	$2.05
Add: Hurricane related expenses, net of minority interests and income taxes	78,064	1.23	—	—
Less: Hurricane related insurance recoveries, net of minority interests and income taxes	(49,758)	(0.79)	—	—
Less: Prior period effect of supplemental reimbursements received from certain states and contractual settlements	(5,225)	(0.08)	—	—
Add: Hurricane related expenses, net of income taxes	—	—	1,474	0.02
Less: DSH revenue attributable to prior year, net of income taxes	—	—	(1,748)	(0.02)

Adjusted income from continuing operations	$123,882	$2.07	$125,972	$2.05

Universal Health Services, Inc.

Supplemental Statistical Information

(un-audited)

Same Facility:

	% Change Quarter Ended 9/30/2005	% Change 9 months ended 9/30/2005
Acute Care Hospitals
Revenues	4.9%	7.0%
Adjusted Admissions	2.9%	2.6%
Adjusted Patient Days	1.0%	1.6%
Revenue Per Adjusted Admission	2.0%	4.3%
Revenue Per Adjusted Patient Day	3.9%	5.3%

Behavioral Health Hospitals

Revenues	10.0%	8.3%
Adjusted Admissions	7.5%	4.8%
Adjusted Patient Days	4.7%	4.8%
Revenue Per Adjusted Admission	2.4%	3.4%
Revenue Per Adjusted Patient Day	5.1%	3.4%

UHS Consolidated

	Third Quarter Ended		Nine months Ended
	9/30/2005	9/30/2004	9/30/2005	9/30/2004
Revenues	$970,772	$914,093	$2,968,305	$2,726,713
EBITDA (1)	104,493	109,023	344,771	333,856
EBITDA Margin (1)	10.8%	11.9%	11.6%	12.2%

Cash Flow From Operations	115,301	88,840	345,739	313,515
Days Sales Outstanding	48	53	46	52
Capital Expenditures	62,496	59,311	171,343	177,329

Debt (net of cash)	—	—	450,019	$806,136
Shareholders Equity	—	—	1,223,997	$1,214,377
Debt / Total Capitalization	—	—	26.9%	39.9%
Debt / EBITDA (2)	—	—	0.94	1.66
Debt / Cash From Operations (2)	—	—	1.05	2.14

Acute Care EBITDAR Margin (3)	13.0%	15.8%	14.4%	15.5%
Behavioral Health EBITDAR Margin (3)	23.2%	22.2%	24.4%	23.4%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Before Corporate overhead allocation and minority interest

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

SEPTEMBER 30, 2005

AS REPORTED:

FOR THE THREE MONTHS ENDED

	ACUTE (1) (2)			BEHAVIORAL HEALTH
	09/30/05	09/30/04%		09/30/05	09/30/04%
Hospitals owned and leased	21	24	-12.5%	45	44	2.3%
Average licensed beds	5,375	5,615	-4.3%	4,517	4,386	3.0%
Patient days	275,148	280,876	-2.0%	335,825	318,778	5.3%
Average daily census	2,990.7	3,053.0	-2.0%	3,650.3	3,465.0	5.3%
Occupancy-licensed beds	55.6%	54.4%	2.3%	80.8%	79.0%	2.3%
Admissions	62,502	61,980	0.8%	25,724	23,764	8.2%
Length of stay	4.4	4.5	-2.9%	13.1	13.4	-2.7%

Inpatient revenue	$1,752,146	$1,643,610	6.6%	$336,676	$315,401	6.7%
Outpatient revenue	707,282	647,127	9.3%	45,111	42,374	6.5%
Total patient revenue	2,459,428	2,290,737	7.4%	381,787	357,775	6.7%
Other revenue	12,352	9,531	29.6%	7,122	8,416	-15.4%
Gross hospital revenue	2,471,780	2,300,268	7.5%	388,909	366,191	6.2%

Total deductions	1,708,052	1,572,998	8.6%	193,839	189,400	2.3%

Net hospital revenue	$763,728	$727,270	5.0%	$195,070	$176,791	10.3%

SAME FACILITY:

FOR THE THREE MONTHS ENDED

	ACUTE (1) (3)			BEHAVIORAL HEALTH (4)
	09/30/05	09/30/04%		09/30/05	09/30/04%
Hospitals owned and leased	21	21	0.0%	44	44	0.0%
Average licensed beds	5,295	5,430	-2.5%	4,487	4,386	2.3%
Patient days	273,718	272,955	0.3%	335,036	318,817	5.1%
Average daily census	2,975.2	2,966.9	0.3%	3,641.7	3,465.4	5.1%
Occupancy-licensed beds	56.2%	54.6%	2.8%	81.2%	79.0%	2.7%
Admissions	62,017	60,577	2.4%	25,721	23,764	8.2%
Length of stay	4.4	4.5	-2.0%	13.0	13.4	-2.9%

(1)	Does not include hospitals located in France
(2)	Does not include Discontinued Operations. Acute care hospitals located in New Orleans are excluded from September 1, 2005 through year-to-date.
(3)	All Discontinued Operations are excluded in current and prior years. Lakeland is included in both current and prior years for January only. All three acute care hospitals located in New Orleans are excluded in both current and prior years from September 1st through year to date. Lakewood Ranch is included in both current and prior years from September 1 through year to date.
(4)	Stonington is included in both current and prior years from April 1 through year to date. The four facilities purchased from Keystone are included in both current and prior years from May 1st through year to date. King George School is excluded in both current and prior years.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

SEPTEMBER 30, 2005

AS REPORTED:

FOR THE NINE MONTHS ENDED

	ACUTE (1) (2)			BEHAVIORAL HEALTH
	09/30/05	09/30/04%		09/30/05	09/30/04%
Hospitals owned and leased	21	24	-12.5%	45	44	2.3%
Average licensed beds	5,493	5,657	-2.9%	4,463	4,168	7.1%
Patient days	877,216	865,962	1.3%	1,004,913	913,399	10.0%
Average daily census	3,213.2	3,160.4	1.7%	3,681.0	3,333.6	10.4%
Occupancy-licensed beds	58.5%	55.9%	4.7%	82.5%	80.0%	3.1%
Admissions	193,894	188,437	2.9%	76,752	71,847	6.8%
Length of stay	4.5	4.6	-1.6%	13.1	12.7	3.0%

Inpatient revenue	$5,538,861	$5,039,906	9.9%	$1,007,384	$919,867	9.5%
Outpatient revenue	2,116,715	1,896,443	11.6%	145,092	131,822	10.1%
Total patient revenue	7,655,576	6,936,349	10.4%	1,152,476	1,051,689	9.6%
Other revenue	39,850	27,330	45.8%	23,801	25,367	-6.2%
Gross hospital revenue	7,695,426	6,963,679	10.5%	1,176,277	1,077,056	9.2%

Total deductions	5,344,201	4,785,631	11.7%	592,259	556,630	6.4%

Net hospital revenue	$2,351,225	$2,178,048	8.0%	$584,018	$520,426	12.2%

SAME FACILITY:

FOR THE NINE MONTHS ENDED

	ACUTE (1) (3)			BEHAVIORAL HEALTH (4)
	09/30/05	09/30/04%		09/30/05	09/30/04%
Hospitals owned and leased	21	21	0.0%	44	44	0.0%
Average licensed beds	5,379	5,595	-3.9%	4,279	4,168	2.7%
Patient days	869,420	858,020	1.3%	960,469	913,352	5.2%
Average daily census	3,184.7	3,131.5	1.7%	3,518.2	3,333.4	5.5%
Occupancy-licensed beds	59.2%	56.0%	5.8%	82.2%	80.0%	2.8%
Admissions	191,704	187,034	2.5%	75,715	71,847	5.4%
Length of stay	4.5	4.6	-1.1%	12.7	12.7	-0.2%

(1)	Does not include hospitals located in France
(2)	Does not include Discontinued Operations. Acute care hospitals located in New Orleans are excluded from September 1, 2005 through year-to-date.
(3)	All Discontinued Operations are excluded in current and prior years. Lakeland is included in both current and prior years for January only. All three acute care hospitals located in New Orleans are excluded in both current and prior years from September 1st through year to date. Lakewood Ranch is included in both current and prior years from September 1 through year to date.
(4)	Stonington is included in both current and prior years from April 1 through year to date. The four facilities purchased from Keystone are included in both current and prior years from May 1st through year to date. King George School is excluded in both current and prior years.